CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated January 15, 1997, accompanying the company's financial statements as of December 31, 1996, and schedule incorporated by reference of Interactive Investments (Technology Value Fund). We hereby consent to the use of said report in this Registration Statements of Interactive Investments (Technology Value Fund). On Form N-1A appearing in the related Prospectus.

We also consent to the use of our name and reference to us under the captions "Auditors" and "Miscellaneous Information."

/s/ Kevane Peterson Soto & Pasarell

San Juan, Puerto Rico
March 14, 1997